FORM N-SAR EXHIBIT 77.O:
TRANSACTIONS EFFECTED PURSUANT TO RULE 10f-3

Name of Underwriter or Dealer Purchased From: Morgan Stanley & Co.
Incorporated
Names of Underwriting Syndicate Members: Citigroup Global Markets Inc.; Morgan Stanley & Co. Incorporated; Wells Fargo & Co.; Goldman, Sachs & Co.
Name of Issuer:	Talecris Biotherapeutics
Title of Security:	TLCR 7 3/4 16-15
Date of First Offering:	10/16/2009
Dollar Amount Purchased: 610,824
Number of Shares or Par Value of Bonds Purchased: 615,000
Price Per Unit:	99.321
Resolution Approved: Approved at the February 11, 2010 Board Meeting.*

Name of Underwriter or Dealer Purchased From: J.P. Morgan Securities Inc. Names of Underwriting Syndicate Members: Banc of America Securities; HSBC Securities; J.P. Morgan Securities Inc.; Barclays Capital Inc.; BB&T Capital Markets; PNC Capital Markets; RBC Capital Markets;
Goldman, Sachs & Co.
Name of Issuer:	Hanesbrands Inc.
Title of Security: HBI8 12/15/16-15
Date of First Offering:	12/3/2009
Dollar Amount Purchased: 789,488
Number of Shares or Par Value of Bonds Purchased: 800,000
Price Per Unit:	98.686
Resolution Approved: Approved at the February 11, 2010 Board Meeting.*

Name of Underwriter or Dealer Purchased From: J.P. Morgan Securities Inc. Names of Underwriting Syndicate Members: Bank of America Merrill Lynch; Deutsche Bank Securities Inc.; J.P. Morgan Securities Inc.; RBS
Securities Corp.; KKR Capital Markets LLC; Goldman, Sachs & Co.
Name of Issuer:	MU Finance plc
Title of Security: MANUTD8 3/8 02/17
Date of First Offering:	1/22/2010
Dollar Amount Purchased: 1,348,394
Number of Shares or Par Value of Bonds Purchased: 1,375,000
Price Per Unit:	98.065
Resolution Approved:Approved at the May 20, 2010 Board Meeting.**

Name of Underwriter or Dealer Purchased From: J.P. Morgan Securities Inc. Names of Underwriting Syndicate Members: Bank of America Merrill Lynch; Deutsche Bank Securities Inc.; J.P. Morgan Securities Inc.;
RBS Securities Corp.; KKR Capital Markets LLC; Goldman, Sachs & Co.
Name of Issuer:	MU Finance plc
Title of Security: MANUTD8 3/4 02/17
Date of First Offering:	1/22/10
Dollar Amount Purchased: 1,348,724 (GBP)
Number of Shares or Par Value of Bonds Purchased: 1,375,000 (GBP)
Price Per Unit:	98.089 (GBP)
Resolution Approved: Approved at the May 20, 2010 Board Meeting.**

Name of Underwriter or Dealer Purchased From: Bank of America Merrill Lynch Names of Underwriting Syndicate Members: Bank of America Merrill Lynch;
RBS Securities Corp.; Wells Fargo Securities LLC; Goldman, Sachs & Co.
Name of Issuer:	Suburban Propane Partners
Title of Security: SPH7 3/8 03/20-18
Date of First Offering:3/10/2010
Dollar Amount Purchased: 1,060,755
Number of Shares or Par Value of Bonds Purchased: 1,070,000
Price Per Unit:	99.136
Resolution Approved: Approved at the May 20, 2010 Board Meeting.**


* Resolution adopted at the Meeting of the Board of Trustees on February 11, 2010:
RESOLVED, that, in reliance upon the written report provided by Goldman Sachs Asset Management, L.P. (GSAM) to the Trustees, all purchases made during the calendar quarter ended December 31, 2009 by the Trust on behalf of its Funds of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman, Sachs & Co. or any of its affiliates is a member of the syndicate, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended.
** Resolution adopted at the Meeting of the Board of Trustees on May 20, 2010:
RESOLVED, that, in reliance upon the written report provided by Goldman Sachs Asset Management, L.P. (GSAM) to the Trustees all purchases made during the calendar quarter ended March 31, 2010 by the Trust on behalf of its Funds of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman, Sachs & Co. or any of its affiliates is a member of the syndicate, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended.